UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2006

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PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-15491	22-2562955
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of Principal Executive Office) (Zip Code)

954-316-9008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On June 14, 2006, Parlux Fragrances, Inc. (the “Company”) announced that its Board of Directors had received a letter dated July 12, 2006 from its Chairman and CEO, Mr. Ilia Lekach, representing PF Acquisition of Florida LLC (“PFA”), pertaining to the possible acquisition of all of the outstanding common stock of the Company at a proposed price of $29.00 per share ($14.50 per share after the stock split) in cash, representing a premium of 55% over the closing price of the common stock of the Company on June 13, 2006.

On July 12, 2006, the Special Committee of The Board of Directors of the Company received a letter from PFA which states that, due to corporate developments occurring with respect to the assets of the Company, Mr. Lekach withdrew his proposal. A copy of the letter of July 12, 2006, and the press release announcing the receipt of same are both attached to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Letter dated July 12, 2006 (furnished herewith)
99.2	Press release dated July 13, 2006 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARLUX FRAGRANCES, INC.

By:	/s/ FRANK A. BUTTACAVOLI
Frank A. Buttacavoli, Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date:  July 13, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Letter dated July 12, 2006 (furnished herewith)
99.2	Press release dated July 13, 2006 (furnished herewith)